UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 22, 2008

Smart Online, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-32634	95-4439334
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2530 Meridian Parkway, 2nd Floor, Durham, North Carolina		27713
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	919-765-5000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) Appointment of Interim Chief Financial Officer

On April 22, 2008, the Board of Directors of Smart Online, Inc. (the "Company") unanimously appointed George Cahill as the Company’s Interim Chief Financial Officer. While the Company continues its search for a permanent chief financial officer, Mr. Cahill, age 60, will report directly to David E. Colburn, President and Chief Executive Officer of the Company, and have responsibility for the Company’s finance and accounting functions.

Since 1992, Mr. Cahill has been the principal of Cahill Financial Consulting, a North Carolina registered certified public accounting firm providing business and non-profit management consulting with services including full and part-time chief financial officer roles. Mr. Cahill has served with various companies in senior finance roles, including as:

• Vice President Finance, Controller and Assistant Secretary of Carolina Door Controls, a national distributor of automatic doors for commercial applications, from 1999 to 2005;
• Chief Financial Officer and Controller of Customer Access Resources, Inc., an outsourcing company that specialized in e-support activities for financial institutions, from 1998 to 1999;
• Chief Financial Officer and Controller of HMY Star, Inc., a 20-location retail sales and financial services organization, from 1995 to 1997.

Prior to founding Cahill Financial Consulting, Mr. Cahill worked from 1978 until 1991 with Carolina Power and Light Company, now Progress Energy, Inc., in various roles, including Program Director-Employee Benefits, Manager-Financial Administration, Manager-Investor Relations & Financial Analysis, and Director-Financial Analysis. Prior to joining Carolina Power and Light Company, Mr. Cahill was a Senior Accountant with Deloitte Haskins and Sells, now Deloitte & Touche LLP. Mr. Cahill is a certified public accountant in North Carolina with an MBA majoring in finance and accounting from The Fuqua School of Business at Duke University and holds a BSME in mechanical engineering also from Duke University.

In connection with Mr. Cahill’s appointment as the Company’s Interim Chief Financial Officer, the Company and Mr. Cahill entered into a consulting agreement, effective April 22, 2008 (the "Agreement"). The Agreement provides that for the first 12 calendar weeks of the engagement, Cahill will be paid at the rate of $140.00 per hour for work performed. At the end of the initial 12-week period, Mr. Cahill’s hourly rate will be adjusted to $125 per hour, which at the Company’s option, may be paid with a mix of cash and shares of the Company’s common stock based upon the average closing price of the shares during the five trading days prior to the date of a monthly invoice. Any such payment of a mix of cash and shares must be agreed to in writing by the parties before payment. The Agreement contains other terms and provisions that are customary for consulting agreements of this nature, including an agreement by Mr. Cahill not to directly or indirectly solicit or hire any employee or consultant or solicit a customer of the Company during the term of the Agreement and for two years thereafter. The Agreement will continue until the services are completed, and either the Company or Mr. Cahill may terminate the Agreement upon 30 days’ written notice.

The description of the Agreement contained herein is qualified in its entirety by reference to the Agreement, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No. Description of Exhibit

10.1 Consulting Agreement between the Company and George Cahill, effective April 22, 2008

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Smart Online, Inc.

April 23, 2008	By:	/s/ Theodore L.N. King

Name: Theodore L.N. King
Title: Chief Operating Officer

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Exhibit Index

Exhibit No.	Description

10.1	Consulting Agreement between the Company and George Cahill, effective April 22, 2008